Exhibit 99.1

[THE HAIN CELESTIAL GROUP, INC. LOGO OMITTED]

Contacts:
Ira Lamel/Mary Anthes	David Lilly/Paige Gruman
The Hain Celestial Group, Inc.	Kekst and Company
631-730-2200	212-521-4800

THE HAIN CELESTIAL GROUP PROVIDES
ADDITIONAL COMMENT ON FISCAL YEAR 2010 EARNINGS GUIDANCE

Melville, NY, February 4, 2010—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today announced that, as a result of a question received earlier today during the Company’s conference call to review its second quarter fiscal year 2010 results, the Company realized that the disclosure in the press release issued earlier today concerning fiscal year 2010 guidance might be read in a manner that was not intended.

Therefore, the Company reports that its full fiscal year 2010 guidance of GAAP earnings is expected to be $0.98 to $1.03 per share. Non-GAAP earnings per share is expected to be $1.05 to $1.10, before charges of $0.07 per share incurred during the Company’s first half of fiscal year 2010, consisting of the planned and previously disclosed consolidation of its two United Kingdom-based fresh food-to-go production facilities, or $0.05 per share, and the non-cash write-down of the Company’s equity investment in Yeo Hiap Seng Limited, or $0.02 per share.

The Hain Celestial Group
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Terra®, Garden of Eatin’®, Health Valley®, WestSoy®, Earth’s Best®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Rice Dream®, Soy Dream®, Rosetto®, Ethnic Gourmet®, Yves Veggie Cuisine®, Granose®, Realeat®, Linda McCartney®, Daily Bread™, Lima®, Grains Noirs®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene®, Tushies®, TenderCare® and Martha Stewart Clean™. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.

Safe Harbor Statement
This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended.  Words such as “expect,” “expected”, “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “position”, “positioned,” “should,” “plan,” “continue”, “future”, “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve known and unknown risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements. These risks include but are not limited to our ability to achieve our guidance for sales and earnings per share in fiscal year 2010 given the recessionary environment in the U.S. and other markets that we sell products as well as economic and business conditions generally and their effect on our customers and consumers’ product preferences, and our business, financial condition and results of operations; changes in estimates or judgments related to our impairment analysis of goodwill and other intangible assets; our ability to implement our business and acquisition strategy, including our strategy for improving results in Europe; HPP’s ability to implement its business strategy; our ability to realize sustainable growth generally and from investments in core brands, offering new products and our focus on cost containment, productivity, cash flow and margin enhancement in particular; our ability to effectively integrate our acquisitions; our ability to successfully execute our joint ventures; competition; the success and cost of introducing new products as well as our ability to increase prices on existing products; the availability and retention of key personnel; our reliance on third party distributors, manufacturers and suppliers; our ability to maintain existing contracts and secure and integrate new customers; our ability to respond to changes and trends in customer  and consumer demand, preferences and consumption; international sales and operations; changes in  fuel and commodity costs; the continuing adverse effects on our results of operations from the impacts of foreign exchange; the resolution of the civil litigation regarding our stock option practices; changes in, or the failure to comply with, government regulations; and other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2009 and the quarterly report on Form 10-Q for the quarter ended September 30, 2009.  As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations.  These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures.  In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.  They should only be read in connection with the Company’s condensed consolidated statements of earnings presented in accordance with GAAP.